Exhibit 1.01

NETGEAR, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2014
Section 1 - Introduction
NETGEAR, Inc. (“NETGEAR”) is a global networking company that delivers innovative products to consumers, businesses and service providers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which NETGEAR's products are sold. NETGEAR products are sold in approximately 44,000 retail locations around the globe, and through approximately 33,000 value-added resellers. NETGEAR's headquarters are in San Jose, California, with additional offices in approximately 25 countries.
NETGEAR uses contract manufacturers, original design manufacturers and key component vendors to supply NETGEAR with components, assemblies or finished products.
NETGEAR products are listed in Attachment A to this Conflict Minerals Report.
Section 2 – Design of Due Diligence Measures
2.1 Due Diligence Framework
NETGEAR developed a due diligence framework aligned with Annex I “Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain” included in the Organization for Economic Cooperation and Development (“OECD”) framework.
2.2 Conflict Minerals Policy
NETGEAR has published its conflict minerals policy on its webpage located at: http://www.netgear.com/images/conflict_minerals_policy_statement.pdf.
2.3 Establish strong company management systems
NETGEAR’s Conflict Minerals Program (the “Program”) is incorporated into NETGEAR’s Environmental Management System. NETGEAR requires that suppliers comply with all applicable government, regulatory and environmental laws and regulations, typically as outlined in a master purchase agreement with NETGEAR.

NETGEAR created an Executive Steering Committee (“ESC”) comprised of the following groups to direct and lead the Program: QMS (Quality Management System), environmental compliance, procurement, legal, finance and internal audit. This group reported to the Senior Vice President of Worldwide Operations and Support.

NETGEAR also created two grievance mechanisms (online or by mail) to allow customers, employees, suppliers and interested parties to document their concerns about the Program.

2.4 Identify and assess risk in the supply chain
The scope of the suppliers assessed for compliance was limited to Tier 1 suppliers, as defined below:

i.	Tier 1 Supplier - ODM (Original Design Manufacturer), CM (Contract Manufacturer) and NETGEAR’s AVL (Approved Vendor List) over whom NETGEAR has direct control, but excluding the following suppliers:

a.	Plastics and software suppliers;

b.	Packaging suppliers; and

c.	Suppliers whose materials declarations confirm gold, tantalum, tin and tungsten are not contained in the applicable component.

ii.	Direct Control – NETGEAR has directly negotiated the pricing with the supplier.

In 2014, NETGEAR identified 69 Tier 1 suppliers. As part of the Program’s refresh, these suppliers were notified via email regarding NETGEAR’s Conflict Minerals policy and program expectations on June 30, 2014.

2.5 Reasonable Country of Origin Inquiry (“RCOI”)
The goal for 2014 was to receive complete and accurate smelter information from NETGEAR’s Tier 1 suppliers. To facilitate meeting this goal, NETGEAR conducted a survey of those suppliers described above using the template developed by the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”), known as the CFS Reporting Template (“CFSI Template”).
The CFSI Template is the standardized reporting template developed by the Conflict-Free Sourcing Initiative (“CFSI”).
Upon receipt of the supplier’s responses, NETGEAR undertook the following steps:

A.	Checked the supplier’s attestations provided for incomplete, contradictory, or missing responses;

B.	Analyzed and scored the supplier’s responses;

C.	Identified valid smelters.
As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which NETGEAR’s system is based, NETGEAR supports the EICC and GeSI’s Conflict-Free Sourcing Initiative that audits smelters’ and refiners’ due diligence activities. The data on which we relied for certain statements in this declaration was obtained through our membership in the CFSI.
As part of RCOI, NETGEAR identified 13 smelters who were sourcing from the Democratic Republic of the Congo (“DRC”) or its adjoining countries.
Section 3 – Due Diligence
3.1 Due Diligence Undertaken
The ESC discussed and agreed that NETGEAR would focus on those Tier 1 suppliers over which it has direct control. The Tier 1 suppliers were responsible for managing the chain of custody for their direct suppliers.
The CFSI template was determined to be the best method to collect information from Tier 1 suppliers in order to identify and assess risks from direct suppliers. NETGEAR collected the CFSI templates from 100% of its 69 Tier 1 suppliers. NETGEAR tracked all responses from suppliers and, based on those responses, assigned a score based on multiple criteria. Any suppliers that exceeded our internal threshold limits then were deemed to have low potential risk. Any supplier falling below our internal threshold limits were deemed to have a potential high risk.
NETGEAR leveraged its membership in the CFSI to obtain the smelter status within the Conflict Free Smelter Program (“CFSP”). NETGEAR then reviewed the smelters and refiners received from Tier 1 suppliers. Any smelters or refiners found not in compliance with the CFSP or equivalent independent third-party audit programs were flagged and NETGEAR notified the Tier 1 suppliers to remove them.

3.2 Results of Due Diligence
Of the 69 Tier 1 suppliers, none achieved scores less than our internal threshold that would identify them as being high risk. Based on the CFSI template responses from NETGEAR’s Tier 1 suppliers, NETGEAR had identified 180 CFSI

Compliant smelters and On Active Smelters. On Active Smelters are smelters currently participating in a CFSP or independent third party audit for Conflict Minerals Compliance. The smelters and/or refiners listed in Attachment B were provided by NETGEAR’s Tier 1 suppliers and were confirmed to be CFSI Compliant or On Active List using CFSI’s Master List dated February 26, 2015, which applied to NETGEAR’s 2014 due diligence activities.
Of the 13 smelters that NETGEAR identified as sourcing from the DRC or its adjoining countries, NETGEAR confirmed all 13 to be CFSI compliant based on CFSI’s RCOI list dated February 26, 2015.

3.3 Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
At the end of 2014, the majority of NETGEAR’s Tier 1 suppliers have confirmed via the CFSI Template that they are or will require their suppliers to be compliant with the CFSP. NETGEAR’s goal is to have the Tier 1 suppliers be compliant with the Program’s expectations. NETGEAR relied on data provided by the CFSP, equivalent independent third-party audit programs, or publicly available information to drive compliance at the smelter and refiner level. The CFSP is a global program under which an independent third party evaluates a smelter’s procurement activities and determines if the smelter has demonstrated that materials they processed originated from conflict-free sources. Through this industry collaborative effort, smelters are audited globally. The list of compliant smelters and refiners is posted at www.conflictfreesmelter.org.
Attachment B includes a list of the smelters/refiners used by NETGEAR’s suppliers to process 3TG minerals that are CFSI compliant or On Active List.

Section 4 – Risk Mitigation and Future Due Diligence Processes
4.1     Design and implement a strategy to respond to identified risks
Monthly meetings on the progress of surveying NETGEAR’s suppliers were held with the ESC, and meeting minutes were documented. Additional meetings with the ESC were scheduled as necessary. Actions to be taken on the Tier 1 suppliers were also documented. Senior management was updated quarterly or as necessary.

4.2     Future Due Diligence Processes
We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Continue to work with suppliers to ensure that they have robust due diligence practices;

•	Continue to request suppliers to provide accurate, valid, and complete smelter information;

•
Work with suppliers to fill out CFSI’s Smelter Information Questionnaire (“SIQ”) for their suppliers with any smelters that are not yet identified by the CFSP or equivalent independent third-party audit programs;

•	Require Tier 1 suppliers to encourage their smelters or refiners not yet identified by the CFSP or equivalent independent third-party audit to undergo smelter audits and verify compliance;

•	Conduct smelter visit(s).
Management’s intent is to continue surveying NETGEAR’s suppliers annually to obtain the latest update on this status and to perform due diligence on Tier 1 Supplier responses to ensure their accuracy.
On an annual basis, should any risks be identified during the review of the Tier 1 supplier responses or changes in the supplier list, NETGEAR will develop a plan to obtain additional facts or clarification on the materials chain of custody to mitigate the potential risk to NETGEAR.
Section 5 – Independent Private Sector Audit
This Conflict Minerals Report was not subjected to an independent private sector audit, as such was not required by paragraph (c)(1)(iv) of the instructions to Item 1.01 of Form SD.

Attachment A – Product Families
NETGEAR’s product families covered under the Program are listed below:

•	Ethernet switches, which are multiple port devices used to network computing devices and peripherals via Ethernet wiring;

•
Wireless controllers and access points, which are devices used to manage and control multiple WiFi base stations on a campus or a facility providing WiFi connections to smart phones, tablets, laptops and other computing devices;

•	Internet security appliances, which provide Internet access through capabilities such as anti-virus and anti-spam;

•
Unified storage, which delivers file and block based data into a single shared storage system, meeting the demands of small enterprises, education, hospitality and health markets through an easy-to-use interface for managing multiple storage protocols;

•	Gateways, which are routers with integrated modems, for Internet access;

•	Hotspots, which are 3G and 4G LTE WiFi access points that enable people to access the Internet on the go, and/or for use at home in place of traditional wired broadband;

•	IP telephony products, used for transmitting voice communications over a network;

•	Media servers, which store files and multimedia content for access by tablets, laptops, smart phones and other Internet enabled devices;

•	Routers, which connect the home or office networks to the Internet via broadband modems;

•	WiFi range extenders, which extend the range of the WiFi home network to eliminate dead zones;

•	Media adapters, which connect TVs, audio players, and game consoles to a network or wirelessly display the contents of your smart phone, laptop or tablet to a big screen TV;

•	Powerline adapters and bridges, which enable devices to be connected to the network over existing electrical wiring;

•	Multimedia over Coax Alliance standard (“MoCA”) adapters and bridges, which enable devices to be connected to the network over existing coaxial wiring;

•	Remote video security systems, which provide wire-free security accessible by smart phone, tablet or PC and MAC;

•	Wireless network interface cards and adapters, which enable devices to be connected to the network wirelessly; and

•	Ethernet network interface cards and adapters, which enable devices to be connected to the network over Ethernet wiring.

Attachment B - Smelter Listing
This list includes the names of all CFSI compliant and On Active smelters or refiners that NETGEAR has identified through the CFSI:

Metal	Smelter Name	Country
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres & Metaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	ECO-SYSTEM RECYCLING	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus	SWITZERLAND
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor HK	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor	UNITED STATES
Gold	Metalor USA	UNITED STATES

Metal	Smelter Name	Country
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	HONG KONG
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Shandong Gold Mining Co., Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Umicore Precious Metals Thailand	THAILAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiujiang Jinxin Nonferous Metals Co., Ltd	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA

Metal	Smelter Name	Country
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	UNITED STATES
Tantalum	Kemet Blue Powder	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA

Metal	Smelter Name	Country
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Amalgamet	UNITED STATES
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	OMSA	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thailand Smelting & Refining Co., Ltd.	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	YUN NAN TIN CO.LTD	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	Cooper Santa	BRAZIL

Metal	Smelter Name	Country
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metal	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA